EXHIBIT 99.2 -- Report of Management as to compliance with minimum servicing
		standards for the year ended.

a)

AURORA LOAN SERVICES
A Lehman Brothers Company


   			Report of Management


We, as members of management of Aurora Loan Services Inc. (the "Company"), are responsible for complying with the minimum servicing standards as set forth in the Mortage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of the Company's compliance with the minimum servicing standards as set forth in the USAP as of November 30, 2004 and for the year then ended. Based on this evaluation, we assert that during the year ended November 30, 2004, the Company complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, the Company had in effect a fidelity bond policy and an errors and omissions policy in the amounts of $60 million and $70 million, respectively.



                                       Very truly yours,

				       /s/  Bruce Witherall
                                       Bruce Witherall
                                       Chief Executive Officer

                                       /s/ Rick Skogg
                                       Rick Skogg
                                       Co-Chief Operating Officer

                                       /s/ Roy Browning
                                       Roy Browning
                                       Chief Financial Officer

                                       /s/ William Napier
                                       William Napier
                                       Controller

b)

[COLONIAL SAVINGS logo]



 Management's Assertion Concerning Compliance with USAP Minimum Servicing
                             Standards

November 10, 2004


As of and for the year ended September 30, 2004, Colonial Savings, F.A. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers.

As of and for this same period, Colonial Savings, F.A. had in effect a fidelity bond and errors and omissions policy in the amount of $10,000,000.


/s/ Jim E. DuBose
Jim E. DuBose
President and Chief Executive Officer

/s/ Ben Dempsey
Ben Dempsey
Senior Vice President and Chief Financial Officer

c)

[Wells Fargo logo]
					1 Home Campus
					Des Moines, IA 50328


Assertion of Management or Wells Fargo Home Mortgage, a division of Wells Fargo Bank, N.A.



As of and for the year ended December 31, 2004, Wells Fargo Home Mortgage, a division of Wells
Fargo Bank, N.A. (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers
Association of America's Uniform Single Attestation
Program for Mortgage Bankers.

As of and for this same period, the Company had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.




/s/ Michael J. Heid     February 23, 2005
Michael J. Heid, Division President,
Capital Markets, Finance, & Administration
Wells Fargo Home Mortgage, a division of
Wells Fargo Bank, N.A.

/s/ Franklin R. Codel	February 23. 2005
Franklin R. Codel Executive Vice President,
Finance and Corporate Real Estate
Wells Fargo Home Mortgage,
a division of Wells Fargo Bank, N.A.



/s/ Michael Lepore 	February 23. 2005
Michael Lepore, Executive Vice President,
Institutional Lending Wells Fargo Home
Mortgage, a division of Wells Fargo Bank, NA.




/s/ Mary Coffin         February 23, 2005
Mary Coffin, Executive Vice President,
Servicing & Post Closing Wells Fargo
Home Mortgage, a division of Wells Fargo Bank, N.A.


d)

[National City Mortage logo]

                                National City Mortgage Co.
                                A Subsidiary of National City Bank of Indiana 3232 Newmark Drive Miamisburg, Ohio 45342
                                Telephone: (937) 910-1200


                                Mailing Address:
                                P.O. Box 1820
                                Dayton, Ohio 45401-1820



      Management's Assertion on Compliance with Minimum Servicing
   Standards Set Forth in the Uniform Single Attestation Program for
                          Mortgage Bankers

                        Report of Management

We, as members of managemnet of National City Mortgage Co. (NCM), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of NCM's compliance with the minimum servicing standards as set forth in the USAP as of December 31, 2004 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2004, NCM complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, NCM had in effect a fidelity bond policy in the amount of $200 million and an errors and omissions policy in the amount of $250 million.



                             /s/ T. Jackson Case, Jr.
                             T. Jackson Case, Jr., Executive Vice President

                                             March 4, 2005

e)

                                         PO Box 84013
                                    Columbus, GA 31908-4013


                                [GreenPoint Mortgage logo]
                                         Servicing Division
                  Management Assertion

March 17, 2005


As of and for the year ended December 31, 2004, GreenPoint Mortgage Funding, Inc. (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, except for the following:


 In certain circumstances, the mortgage interest rate changes on certain Home Equity Lines of Credit were not adjusted at the appropriate date in accordance with the mortgagor'sloan documents. This resulted in the mortgagor being overcharged for the period from the interest rate change until the correct effective date, which was the first day of the following month. This error was identified by Management and the systemic issue that caused the incorrect calculation of interest was resolved prior to the issuance of this letter.


As of and for the year ended December 31, 2004, the Company had in effect a fidelity bond in the amount of $25,000,000 for a single loss limit and an aggregate limit of liability of $50,000,000 and an errors and omissions policy in the amount of $25,000,000 for a single loss limit and no aggregate limit of liability.


Very truly yours,

GreenPoint Mortgage Funding, Inc., as Servicer


 /s/ S.A. Ibrahim                            /s/ Dave Petrini
Name: S.A. Ibrahim                         Name: Dave Petrini
Title: Chief Executive Officer	      Title: Chief Financial Officer


 /s/ Mike De Francesco
 Name: Mike De Francesco
 Title: Senior Vice President Loan Administration